Exhibit 10.1

PLATINUM UNDERWRITERS HOLDINGS, LTD.

2010 SHARE INCENTIVE PLAN

1.	PURPOSE OF THE PLAN

The purpose of this Platinum Underwriters Holdings, Ltd. 2010 Share Incentive Plan is to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s operations is largely dependent. The Plan is also intended to further align the interests of employees, officers and directors with those of the shareholders by promoting the ownership of Common Shares by these individuals. The Plan shall become effective following the approval of the Company’s shareholders at its 2010 annual meeting of shareholders. Upon approval of the Plan by the shareholders of the Company, no further grants may be made under the Company’s 2006 Share Incentive Plan, provided that awards previously made under the 2006 Share Incentive Plan shall remain outstanding in accordance with their terms.

2.	DEFINITIONS

Wherever the following capitalized terms are used in this Plan, they shall have the meanings specified below:

(a)	“Award” means an award of an Option, Share Appreciation Right, Restricted Share Award or Share Unit Award granted under the Plan.

(b)	“Award Agreement” means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Change in Control” shall have the meaning specified in Section 10.2 hereof.

(e)	“Code” means the Internal Revenue Code of 1986, as amended.

(f)	“Committee” means the Compensation Committee of the Board or any other committee of the Board appointed by the Board to administer the Plan from time to time.

(g)	“Common Shares” means the common shares of the Company, par value $0.01 per share.

(h)	“Company” means Platinum Underwriters Holdings, Ltd., a Bermuda company.

(i)	“Date of Grant” means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of the Award.

(j)	“Disability” means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

(k)	“Effective Date” means the effective date of this Plan, as described in Section 12.1 hereof.

(l)	“Eligible Person” means any person who is an employee, officer, director, insurance agent, consultant or advisor of the Company or any Subsidiary, as determined by the Committee, or any person who is determined by the Committee to be a prospective employee, officer, director, insurance agent, consultant or advisor of the Company or any Subsidiary.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)	“Fair Market Value” of Common Shares as of a given date means the closing sales price of Common Shares on the New York Stock Exchange or other exchange or securities market as reflected on the composite index on the trading day immediately preceding the date as of which Fair Market Value is to be determined, or in the absence of any reported sales of Common Shares on such date, on the first preceding date on which any such sale shall have been reported. If the Common Shares are not listed on the New York Stock Exchange or other exchange or securities market on the date as of which Fair

Market Value is to be determined, the Board shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

(o)	“Incentive Option” means an Award under Section 6 hereof to purchase Common Shares that is intended to qualify as an “incentive stock option” under Section 422 of the Code and the Treasury Regulations thereunder.

(p)	“Nonqualified Option” means an Award under Section 6 hereof to purchase Common Shares that is not intended to qualify as an Incentive Option.

(q)	“Option” means an Incentive Option or a Nonqualified Option granted under Section 6 hereof.

(r)	“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

(s)	“Plan” means this Platinum Underwriters Holdings, Ltd. 2010 Share Incentive Plan as set forth herein, as it may be amended from time to time.

(t)	“Restricted Share Award” means an Award under Section 8 hereof entitling a Participant to Common Shares that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

(u)	“Share Appreciation Right” or “SAR” means an Award under Section 7 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a Common Share on the date of exercise.

(v)	“Share Unit Award” means an Award under Section 9 hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a Common Share.

(w)	“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3.	SHARES SUBJECT TO THE PLAN

3.1	Number of Shares. Subject to the following provisions of this Section 3, the aggregate number of Common Shares that may be issued pursuant to all Awards under the Plan is 3,100,000 Common Shares, plus any shares remaining available under the 2006 Share Incentive Plan (“2006 Plan”) on the Effective Date. The number of Common Shares that may be issued and sold under Incentive Options shall be limited to 3,100,000 Common Shares. The Common Shares to be delivered under the Plan will be made available from authorized but unissued Common Shares or from reacquired Common Shares. Any Common Shares subject to Options or Share Appreciation Rights shall be counted against the maximum share limitations of this Section 3.1 as one Common Share for every Common Share subject thereto. With respect to Share Appreciation Rights, when a share-settled Share Appreciation Right is exercised, the Common Shares subject to such Award shall be counted against the maximum share limitations of this Section 3.1 as one Common Share for every Common Share subject thereto, regardless of the number of Common Shares actually issued to settle the Share Appreciation Right upon exercise. Any Common Shares subject to Restricted Share Awards or Share Unit Awards shall be counted against the maximum share limitations of this Section 3.1 as 2.4 Common Shares for every Common Share subject thereto. Any Awards under the Plan settled in cash shall not be counted against the foregoing maximum share limitations.

3.2	Return of Shares. To the extent that any Award under the Plan, or any award granted under the 2006 Plan that is outstanding on the Effective Date, payable in Common Shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the Common Shares covered thereby will no longer be charged against the maximum share limitations of

Section 3.1 hereof and may again be made subject to Awards under the Plan pursuant to such limitations. To the extent that a Common Share that was subject to a Restricted Share Award or a Share Unit Award under the Plan, which is counted as 2.4 Common Shares against the maximum share limitations of Section 3.1 hereof, or a restricted share award or share unit award under the 2006 Plan that was counted as 2.25 Common Shares, is forfeited, cancelled, or otherwise returned to the Company pursuant to the preceding sentence, such maximum share limitations shall be credited with 2.4 Common Shares and such Common Shares may again be made subject to Awards under the Plan pursuant to such limitations. Any Common Shares that were subject to Options or Share Appreciation Rights, or options or share appreciation rights under the 2006 Plan, shall be credited as one share for every Common Share that may again be made subject to Awards under the Plan.

3.3	Adjustments. If there shall occur any recapitalization, reclassification, share dividend, extraordinary dividend, share split, reverse share split, or other distribution with respect to the Common Shares, or any merger, reorganization, consolidation, combination, spin-off or other change in corporate structure affecting the Common Shares, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 3.1 hereof, (ii) the maximum number and kind of shares set forth in Sections 6.1, 7.1. 8.1 and 9.1 hereof, (iii) the number and kind of shares of Common Shares, share units, or other rights subject to then outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards, or (v) any other terms of an Award that are affected by the event to prevent dilution or enlargement of a Participant’s rights under an Award. Notwithstanding the foregoing, in the case of Incentive Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code. In the event of any merger, consolidation, reorganization, amalgamation or similar corporate event in which Common Shares are to be exchanged for payment of cash (the “Cash Consideration”), the Committee may, in its discretion, (i) make equitable adjustments as provided above, or (ii) cancel any outstanding Award in exchange for payment in cash, if any, equal to the excess of the Cash Consideration for the shares underlying such Award over the exercise, base or purchase price for such shares.

4.	ADMINISTRATION

4.1	Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. Solely to the extent deemed necessary or advisable by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the New York Stock Exchange, (ii) a “nonemployee director” for purposes of Rule l6b-3 under the Exchange Act, and (iii) an “outside director” under Section 162(m) of the Code. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

4.2	Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award

Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

4.3	Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards granted to any member of the Board or any Participant who the Committee determines may be covered by Rule l6b-3 under the Exchange Act or Section l62(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

4.4	Grants to Nonemployee Directors. Any Awards or formula for granting Awards to nonemployee directors under the Plan shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

5.	PARTICIPATION AND AWARDS

5.1	Designation of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of Common Shares or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2	Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 4.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. To the extent deemed necessary by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 11.1 hereof.

6.	SHARE OPTIONS

6.1	Grant of Option. An Option may be granted to any Eligible Person selected by the Committee. Subject to the applicable provisions of Section 6.7 hereof and Section 422 of the Code, each Option shall be designated, in the discretion of the Committee, as an Incentive Option or a Nonqualified Option. The maximum number of Common Shares that may be granted under Options to any Participant during any calendar year shall be limited to 3,100,000 Common Shares (subject to adjustment as provided in Section 3.3 hereof).

6.2	Exercise Price. The exercise price under any Option shall be determined by the Committee; provided, however, that the exercise price per share under an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Shares on the Date of Grant.

6.3	Vesting of Option. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of an Option may be based on the continued employment or other service of the Participant with the Company or a Subsidiary for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting or exercisability of any Option at any time.

6.4	Term of Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Option may be exercised, provided that the maximum term of an Option shall be ten years from the Date of Grant. An Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s employment or other service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for cause or any other reason. Except as otherwise provided in this Section 6 or in an Award Agreement, no Option may be exercised at any time during the term thereof unless the Participant is then in the employment or other service of the Company or one of its Subsidiaries.

6.5	Option Exercise; Withholding. Subject to such terms and conditions as shall be specified in an Award Agreement, an Option may be exercised in whole or in part at any time during the term thereof by written notice in the form required by the Company, together with payment of the aggregate exercise price therefore and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in an Award Agreement, by (i) payment in cash or cash equivalent acceptable to the Committee, (ii) payment in Common Shares valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open market broker-assisted transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the foregoing methods, or (v) such other method as may be approved by the Committee and set forth in an Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in an Award Agreement.

6.6	Limited Transferability of Nonqualified Options. All Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 11.3 hereof, or (ii) in the case Nonqualified Options only, on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. An Award of a Nonqualified Option may provide that the Participant shall be permitted, during the lifetime of the Participant and subject to the prior approval of the Committee at the time of the proposed transfer, to transfer all or part of the Option to the Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933, as amended). The transfer of a Nonqualified Option may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of an Option shall be prohibited other than in accordance with Section 11.3 hereof.

6.7	Additional Rules for Incentive Options.

(i)	Eligibility. An Incentive Option may only be granted to an Eligible Person who is considered an employee of the Company or any Subsidiary for purposes of Treasury Regulations § 1.421-7(h).

(ii)	Annual Limits. No Incentive Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Shares with respect to which Incentive Options are exercisable for the first time in any calendar year under the Plan and any other share option plans of the Company, any Subsidiary, or any parent Company, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Options into account in the order in which granted.

(iii)	Ten Percent Shareholders. If an Option granted under the Plan is intended to be an Incentive Option, and if the Participant, at the time of grant, owns shares possessing ten percent or more of the total combined voting power of all classes of Common Shares of the Company or any Subsidiary, then (A) the Option exercise price per share shall in no event be less than 110 percent of the Fair Market Value of a Common Share on the date of such grant, and (B) such Option shall not be exercisable after the expiration of five years following the date such Option is granted.

(iv)	Termination of Employment. An Award of an Incentive Option may provide that such Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following death or a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to be consistent with the requirements of Section 422 of the Code and Treasury Regulations thereunder.

(v)	Other Terms and Conditions; Nontransferability. Any Incentive Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Option to qualify as an incentive stock option under Section 422 of the Code. An Award Agreement for an Incentive Option may provide that such Option shall be treated as a Nonqualified Option to the extent that certain requirements applicable to Incentive Options under the Code shall not be satisfied. An Incentive Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(vi)	Disqualifying Dispositions. If Common Shares acquired by exercise of an Incentive Option are disposed of within two years following the Date of Grant or one year following the issuance of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

6.8	Repricing of Options Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 3.3 hereof, without the prior approval of the Company’s Shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of an Option that would have the effect of reducing the exercise price of such an Option previously granted under the Plan, or otherwise approve any modification to such an Option that would be treated as a “repricing” under applicable listing requirements of the New York Stock Exchange.

7.	SHARE APPRECIATION RIGHTS

7.1	Grant of SARs. An SAR granted to a Participant is an Award in the form of a right to receive, upon settlement of the right but without other payment, an amount based on the appreciation in the Fair Market Value of Common Shares over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee. An SAR may be granted to any Eligible Person selected by the Committee. The maximum number of Common Shares that may be subject to SARs granted to any Participant during any calendar year shall be limited to 1,000,000 Common Shares (subject to adjustment as provided in Section 3.3 hereof).

7.2	Freestanding SARs. An SAR may be granted without any related Option. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, an SAR or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of an SAR may be based on the continued employment or other service of a Participant with the Company or a Subsidiary for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. An SAR will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of an SAR shall be ten years from the Date of Grant. The Committee may, in its discretion, accelerate the vesting or exercisability of any SAR at any time. The base price of an SAR granted without any related Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding SAR shall not be less than 100 percent of the Fair Market Value of a Common Share on the Date of Grant.

7.3	Tandem Option/Share Appreciation Rights. An SAR may be granted in tandem with an Option at the time of grant of the Option. A tandem Option/Share Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to the Award, to exercise either the Option or the SAR, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. An SAR granted in tandem with an Option hereunder shall have a base price per share equal to the per share exercise price of the Option, will be vested and exercisable at the same time or times that a related Option is vested and exercisable, and will expire no later than the time at which the related Option expires.

7.4	Payment of SARs. An SAR will entitle the holder, upon exercise or other payment of the SAR, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a Common Share on the date of exercise or payment of the SAR over the base price of such SAR, by (ii) the number of shares as to which such SAR is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in Common Shares valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of Common Shares and cash, subject to applicable tax withholding requirements.

7.5	Repricing of SARs Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 3.3 hereof, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of an SAR that would have the effect of reducing the base price of such an SAR previously granted under the Plan, or otherwise approve any modification to such an SAR that would be treated as a “repricing” under the applicable listing requirements of the New York Stock Exchange.

8.	RESTRICLED SHARE AWARDS

8.1	Grant of Restricted Share Awards. A Restricted Share Award may be granted to any Eligible Person selected by the Committee. A Restricted Share Award to a Participant represents Common Shares that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with any Restricted Share Award, require the payment of a specified purchase price. The maximum number of Common Shares that may be subject to Restricted Share Awards granted to any Participant during any calendar year shall be limited to 1,000,000 Common Shares (subject to adjustment as provided in Section 3.3 hereof).

8.2	Vesting Requirements. The restrictions imposed on Common Shares granted under a Restricted Share Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Share Award may be based on the continued employment or other service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting of a Restricted Share Award at any time. If the vesting requirements of a Restricted Share Award shall not be satisfied, the Award shall be forfeited and the Common Shares subject to the Award shall be returned to the Company. In the event that the Participant paid any purchase price with respect to such forfeited shares, unless otherwise provided by the Committee in an Award Agreement, the Company will refund to the Participant the lesser of (i) such purchase price, and (ii) the Fair Market Value of such shares on the date of forfeiture.

8.3	Restrictions. Shares granted under any Restricted Share Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the shares subject to the Restricted Share Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Share Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Share Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4	Rights as Shareholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the Common Shares granted to the Participant under a Restricted Share Award, including the right to vote such shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Share Award is granted. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to shareholders generally or at the times of vesting or other payment of the Restricted Share Award; provided, however, that if dividend rights are granted with respect to any Restricted Share Award that is subject to performance goals, the dividends shall be accumulated or reinvested, as determined by the Committee in its discretion, and paid at the time of vesting in additional restricted shares.

8.5	Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Share Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Share Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9.	SHARE UNIT AWARDS

9.1	Grant of Share Unit Awards. A Share Unit Award may be granted to any Eligible Person selected by the Committee. A Share Unit Award is an Award to a Participant of a number of hypothetical share units with respect to Common Shares, with a value equal to the Fair Market Value of the Common Shares on the applicable date or time period of determination as specified by the Committee. A Share Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Share Unit Award may be granted, at the discretion of the Committee, together with a dividend equivalent right with respect to the same number of Common Shares, which may be accumulated and may be deemed reinvested in additional share units, as determined by the Committee in its discretion; provided, however, that if any dividend equivalent rights are granted with respect to any Share Unit Award that is subject to performance goals, such dividend equivalents shall be accumulated or reinvested, as determined by the Committee in its discretion, and paid at the time of vesting in additional share units. The maximum number of Common Shares that may be subject to Share Unit Awards that are granted to any Participant during any calendar year shall be limited to 1,000,000 Common Shares (subject to adjustment as provided in Section 3.3 hereof).

9.2	Vesting of Share Unit Awards. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to a Share Unit Award, which shall be set forth in the Award Agreement. The requirements for vesting of a Share Unit Award may be based on the continued employment or other service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting of a Share Unit Award at any time. A Share Unit Award may also be granted on a fully vested basis, with a deferred payment date as may be determined by the Committee or elected by the Participant in accordance with the rules established by the Committee.

9.3	Payment of Share Unit Awards. A Share Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Share Unit Award may be made, at the discretion of the Committee, in cash or in Common Shares, or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Share Unit Award shall be made based upon the Fair Market Value of the Common Shares, determined on such date or over such time period as determined by the Committee.

9.4	No Rights as Shareholder. The Participant shall not have any rights as a shareholder with respect to the Common Shares subject to a Share Unit Award until such time as any Common Shares are delivered to the Participant pursuant to the terms of the Award.

10.	CHANGE IN CONTROL

10.1	Effect of Change in Control. The Committee may, at or following the time of grant of an Award and as set forth in an Award Agreement, provide for the effect of a Change in Control of the Company on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. Unless otherwise provided by the Committee and set forth in the Award Agreement, upon a Change in Control, (i) each outstanding Option and Share Appreciation Right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, (ii) any restricted period in effect shall automatically terminate as to all Common Shares awarded pursuant to a Restricted Share Award, and (iii) each outstanding Share Unit Award shall become immediately and fully vested and payable.

10.2	Definition of Change in Control. For purposes hereof, unless otherwise defined in an Award Agreement, a “Change in Control” of the Company shall mean:

(i)	an acquisition subsequent to the Effective Date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (A) the then outstanding Common Shares, or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary;

(ii)	during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, Disability or voluntary retirement) to constitute a majority thereof;

(iii)	the consummation of a merger, consolidation, reorganization, amalgamation or similar corporate transaction which has been approved by the shareholders of the Company, whether or not the Company is the surviving Company in such transaction, other than a merger, consolidation, reorganization or amalgamation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, reorganization, amalgamation or similar corporate transaction;

(iv)	the approval by the shareholders of the Company of (A) the sale or other disposition of all or substantially all of the assets of the Company, or (B) a complete liquidation or dissolution of the Company; or

(v)	adoption by the Board of a resolution to the effect that there has been a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of a Company, as such terms are used in Section 409A of the Code and related regulations thereunder.

11.	GENERAL PROVISIONS

11.1	Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of Common Shares or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of employment or other service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the tends, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

11.2	Forfeiture Events/Representations. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment or other service for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company. The Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be conditioned upon the Participant making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Participant and providing that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation.

11.3	No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.6 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

11.4	Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of Common Shares that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

11.5	Rights as Shareholder. A Participant shall have no rights as a holder of Common Shares with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 3.3 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for a dividend equivalent right, or otherwise provides for dividend payments or similar economic benefits.

11.6	Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in the employment or other service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or Participant for any reason at any time.

11.7	Securities Laws. No Common Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Common Shares may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Common Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Common Shares are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

11.8	Tax Withholding. The Participant shall be responsible for payment or any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

11.9	Unfunded Plan. The adoption of the Plan and any reservation of Common Shares or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Shares pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

11.10	Section 162(m) Compliance. Awards of Options and Share Appreciation Rights under the Plan may be granted in a manner that complies with the requirements for “performance-based” compensation under Section 162(m) of the Code. Restricted Share Awards and Share Unit Awards may be granted in compliance with such requirements by making such Awards jointly pursuant to the terms of this Plan and the Company’s Section 162(m) Performance Incentive Plan (or any successor plan).

11.11	Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or any Subsidiary, including, without limitation, under any bonus, pension, profit-sharing, life insurance, salary continuation or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

11.12	Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, the Participant, and the Participant’s executor, administrator and permitted transferees and beneficiaries.

11.13	Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provision hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

11.14	Fractional Shares. No fractional shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Common Shares, Options or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

11.15	Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent that the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

11.16	Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any Common Shares subject to these substitute Awards shall not be counted against any of the maximum share limitations set forth in the Plan.

11.17	Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

12.	EFFECTIVE DATE, TERMINATION AND AMENDMENT

12.1	Effective Date; Shareholder Approval. The Plan shall become effective following its adoption by the Board and its approval by the Company’s shareholders on the date of the 2010 Annual Meeting of Shareholders. The term of the Plan shall be ten (10) years from the date of such adoption by the Board, subject to Section 12.3 hereof.

12.2	Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that the Board may seek the approval of any amendment or modification by the Company’s shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange or other exchange or securities market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. Notwithstanding the foregoing and notwithstanding anything to the contrary in the Plan, the Board may amend the Plan and any outstanding Award Agreement solely to comply with any new regulations or other guidance from the Internal Revenue Service under Section 409A of the Code without the consent of the Participant or the permitted transferee of the Award.

12.3	Termination. The Plan shall terminate on February 21, 2020, which is the date immediately preceding the tenth anniversary of the date of the Plan’s adoption by the Board. The Board may, in its discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.